UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 3, 2007
TVIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30539	94-3175152

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4001 Burton Drive, Santa Clara, California	95054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (408) 327-8000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On July 3, 2007, the Company received a notice from The NASDAQ Stock Market (“NASDAQ”) informing the Company that it had not received the Company’s Form 10-K for the fiscal year ended March 31, 2007 and accordingly the Company had failed to satisfy Marketplace Rule 4310(c)(14) which is required for continued listing on The NASDAQ Capital Market. Rule 4310(c)(14) requires issuers to file with NASDAQ copies of all reports and other documents filed or required to be filed with the SEC.
As previously reported, in February 2007 the Company had received a deficiency notice from NASDAQ relating to the Company’s failure to file a Form 10-Q report for the quarter ended December 31, 2006. The Company successfully appealed the February delisting decision and was granted an extension of time to correct the deficiency, which extension was to expire July 30, 2007. In the interim, in consultation with its auditors and other advisors, the Company developed a schedule of costs to accomplish the objective of curing all deficiencies and coming into compliance with NASDAQ requirements for continued listing of the Company’s common stock. The Board of Directors determined that the total drain on the Company’s cash reserves to accomplish such objectives would amount to several hundred thousand dollars. Upon reviewing this information, the Board of Directors concluded that such expenditures would deplete capital reserves to a level that would be less than what is expected to be necessary to complete the introduction of the Company’s new products.
Therefore, on July 9, 2007, the Company sent a response letter to NASDAQ requesting termination of the listing of the Company’s common stock with The NASDAQ Capital Market. The letter informed NASDAQ that the Company’s Board of Directors has determined that it would be too costly to bring Tvia into compliance with NASDAQ’s continuing listing requirements, that attempting such an expenditure could jeopardize the Company’s ability to continue in operations, and that the Company’s Board of Directors has, therefore, decided not to invest the additional resources required to attempt to continue its NASDAQ listing.
In response to the Company’s request, NASDAQ informed the Company that the Company’s securities will be delisted, and trading in those securities on the NASDAQ Stock Market will be suspended effective at the open of business on July 12, 2007.
The Company is making available to interested brokers the information specified in Rule 15c2-11 under the Securities Exchange Act of 1934 which will allow brokers possessing such information to continue trading Tvia common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tvia, Inc.

(Registrant)

Date July 10, 2007
	By:	/s/ Keith P. Yee

Keith P. Yee
Chief Financial Officer